As filed with the Securities and Exchange Commission on June 14, 2004

Registration No. 333-109091

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PTEK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Georgia	59-3074176
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3399 Peachtree Road, N.E.

Lenox Building, Suite 700

Atlanta, Georgia 30326

(404) 262-8400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

L. Scott Askins

Senior Vice President –

Legal and General Counsel

PTEK Holdings, Inc.

3399 Peachtree Road, N.E.

Lenox Building, Suite 700

Atlanta, Georgia 30326

(404) 262-8400

(Name, address, including zip code, and telephone number including area code, of agent for service)

The Commission is requested to send copies of all communications to:

David E. Brown, Jr.

Alston & Bird LLP

601 Pennsylvania Avenue, N.W.

North Building, 10th Floor

Washington, DC 20004-2601

(202) 756-3300

Approximate date of commencement of proposed sale to the public:    From time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the state offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 of PTEK Holdings, Inc. (333-109091) is to amend the table under the caption “Selling Securityholders” to add the names of selling securityholders who have requested inclusion in the prospectus since April 29, 2004, the date of effectiveness of the Post-Effective Amendment No. 1 to the Registration Statement in which the prospectus is contained. This information is provided in the prospectus supplement included in this Post-Effective Amendment No. 2. You may find a copy of the prospectus that is part of this Registration Statement in our filing of such prospectus pursuant to Rule 424(b)(3) on April 22, 2004.

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-109091

PROSPECTUS SUPPLEMENT No. 2

(TO PROSPECTUS DATED APRIL 29, 2004)

$85,000,000

PTEK Holdings, Inc.

5% Convertible Subordinated Notes

due August 15, 2008,

12,697,181 Shares of Common Stock Issuable

Upon Conversion of the Notes

and

2,119,367 Shares of Common Stock Issuable

in Payment of the Interest Make-Whole Payment

This prospectus supplement updates the prospectus dated April 29, 2004, which prospectus is included in our post-effective amendment no. 1 to our registration statement on Form S-3 filed with the Securities and Exchange Commission on April 22, 2004. You should read this prospectus supplement in conjunction with the prospectus, and this prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including all amendments and supplements thereto.

Investing in the notes or our common stock involves risks. Please review the “Risk Factors” beginning on page 5 of the prospectus for a discussion of certain risks that you should consider in connection with an investment in the notes and common stock issuable upon conversion of the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 14, 2004

The information appearing under the section entitled “Selling Securityholders” in the prospectus is amended and restated by the information appearing below.

SELLING SECURITYHOLDERS

The notes were originally issued by the us in a private placement and were resold by the initial purchasers thereof to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Selling securityholders, including any non-sale transferees, pledges or donees or their successors, may from time to time offer and sell any or all of the notes and common stock into which the notes are convertible pursuant to this prospectus or any prospectus supplement.

The selling securityholders may offer all, some or none of the notes or common stock into which the notes are convertible. Because the selling securityholders may offer all or some portion of the notes or the common stock, no estimate can be given as to the amount of the notes or the common stock that will be held by the selling securityholders upon termination of any sales.

Name of Selling Securityholder	Principal Amount of Notes Beneficially Owned that may be Sold	Number of Shares of Common Stock Owned Prior to this Offering (1) (2)	Conversion Shares of Common Stock that may be Sold (2)	Notes Owned After Completion of this Offering (3)	Shares of Common Stock Owned After Completion of this Offering (3)
Alpine Associates (4)	3,070,000	458,592	458,592	0	0
Alpine Partners, L.P. (5)	430,000	64,232	64,232	0	0
Argent Classic Convertible Arbitrage Fund L.P. (6)	2,000,000	298,757	298,757	0	0
Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd. (7)	2,600,000	388,384	388,384	0	0
Barclays Global Investors Diversified Alpha Plus Funds (8)	110,000	16,431	16,431	0	0
CIBC World Markets (9)	10,075,000	1,504,989	1,504,989	0	0
CNH CA Master Account, L.P. (10)	2,500,000	373,446	373,446	0	0
D.E. Shaw Investment Group, L.P. (11)	400,000	59,751	59,751	0	0
D.E. Shaw Valence Portfolios, L.P. (12)	1,600,000	239,005	239,005	0	0
Exis Differential Holdings Ltd. (13)	3,500,000	522,825	522,825	0	0
Forest Fulcrum Fund LP (14)	255,000	38,091	38,091	0	0
Forest Global Convertible Fund, Ltd., Class A-5 (15)	1,015,000	151,619	151,619	0	0
Forest Multi-Strategy Master Fund SPC, on behalf of its Multi-Strategy segregated portfolio (16)	300,000	44,813	44,813	0	0
HFR RVA Select Performance Master Trust (17)	30,000	4,481	4,481	0	0
Highbridge International LLC (18)	5,000,000	746,893	746,893	0	0
Hourglass Master Fund, Ltd. (19)	8,550,000	1,277,187	1,277,187	0	0
KBC Financial Products USA Inc. (20)	1,125,000	169,231	168,050	0	0

Name of Selling Securityholder	Principal Amount of Notes Beneficially Owned that may be Sold	Number of Shares of Common Stock Owned Prior to this Offering (1) (2)	Conversion Shares of Common Stock that may be Sold (2)	Notes Owned After Completion of this Offering (3)	Shares of Common Stock Owned After Completion of this Offering (3)
KD Convertible Arbitrage Fund L.P. (21)	5,000,000	746,893	746,893	0	0
LDG Limited (22)	115,000	17,178	17,178	0	0
Lexington Vantage Fund (23)	22,000	3,286	3,286	0	0
LLT Limited (24)	82,000	12,249	12,249	0	0
Lyxor/Forest Fund Limited (25)	375,000	56,016	56,016	0	0
Man Convertible Bond Master Fund, Ltd. (26)	4,968,000	742,112	742,112	0	0
Marathon Global Convertible Master Fund, Ltd. (27)	10,000,000	1,493,786	1,493,786	0	0
Maystone Continuum Master Fund, Ltd. (28)	4,000,000	597,514	597,514	0	0
McMahan Securities Co. L.P. (29)	1,500,000	244,067	244,067	0	0
National Bank of Canada c/o Context Capital Management, LLC (30)	1,000,000	149,378	149,378	0	0
Newport Alternative Income Fund (31)	260,000	38,838	38,838	0	0
OIP Limited (32)	660,000	98,589	98,589	0	0
Relay 11 Holdings Co. (33)	58,000	8,663	8,663	0	0
Ritchie Beech Trading, Ltd. (34)	950,000	141,909	141,909	0	0
Satellite Convertible Arbitrage Master Fund LLC (35)	4,000,000	597,514	597,514	0	0
Silvercreek II Limited (36)	840,000	125,478	125,478	0	0
Silvercreek Limited Partnership (37)	1,740,000	259,918	259,918	0	0
Sphinx Convertible Arbitrage SPC (38)	50,000	7,468	7,468	0	0
Sphinx Fund (39)	39,000	5,825	5,825	0	0
St. Thomas Trading, Ltd. (40)	10,032,000	1,498,566	1,498,566	0	0
The Drake Offshore Master Fund, Ltd. (41)	9,500,000	1,419,096	1,419,096	0	0
TQA Master Fund, Ltd. (42)	1,043,000	155,801	155,801	0	0
TQA Master Plus Fund, Ltd. (43)	1,384,000	206,739	206,739	0	0
Xavex Convertible Arbitrage 4 Fund (44)	40,000	5,975	5,975	0	0
Xavex Convertible Arbitrage 7 Fund (45)	236,000	35,253	35,253	0	0
Xavex Convertible Arbitrage 10 Fund (46)	900,000	134,440	134,440	0	0
Zurich Institutional Benchmarks Master Fund c/o Alexandra Investment Management, LLC (47)	2,000,000	298,757	298,757	0	0

Name of Selling Securityholder	Principal Amount of Notes Beneficially Owned that may be Sold	Number of Shares of Common Stock Owned Prior to this Offering (1) (2)	Conversion Shares of Common Stock that may be Sold (2)	Notes Owned After Completion of this Offering (3)	Shares of Common Stock Owned After Completion of this Offering (3)
Zurich Institutional Benchmarks Master Fund Ltd. c/o Forest Investment Management LLC (48)	185,000	27,635	27,635	0	0
Zurich Institutional Benchmarks Master Fund Ltd. c/o TQA Investors LLC (49)	161,000	24,049	24,049	0	0

Total (50)	$85,000,000	12,698,362	12,697,181	0	0

(1)	Includes common stock into which the notes are convertible.

(2)	Assumes conversion of the notes into shares of common stock at a conversion rate of 149.3786 shares of common stock per each $1,000 principal amount of notes. The conversion rate and the number of shares of common stock issuable upon conversion of the notes are subject to adjustment under certain circumstances. See “Description of the Notes – Conversion Rights.” Accordingly, the number of shares of common stock issuable upon conversion of the notes may increase or decrease from time to time.

(3)	We do not know when or in what amounts a selling securityholder may offer the notes or shares of common stock for sale. The selling securityholders might not sell any or all of the notes or shares of common stock offered by this prospectus. Because the selling securityholders may offer all or some of the notes or shares of common stock pursuant to this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the notes or shares of common stock, we cannot estimate the number of the notes or shares of common stock that will be held by the selling securityholders after completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering pursuant to this prospectus, none of the notes or shares of common stock covered by this prospectus will be held by the selling securityholders.

(4)	Victoria Eckerd exercises voting control and dispositive power over these securities as general partner and sole shareholder of the selling securityholder. The selling securityholder has informed us that it is a registered broker-dealer. As such, it is an underwriter in connection with the sale of the notes and the common stock into which the notes are convertible. The selling securityholder has informed us that it purchased the securities in the ordinary course of business, and at the time of purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(5)	Victoria Eckerd exercises voting control and dispositive power over these securities as general partner and sole shareholder of the selling securityholder. The selling securityholder has informed us that it is a registered broker-dealer. As such, it is an underwriter in connection with the sale of the notes and the common stock into which the notes are convertible. The selling securityholder has informed us that it purchased the securities in the ordinary course of business, and at the time of purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(6)	Bruce McMahan, Saul Schwartzman and John Gordon exercise voting control and dispositive power over these securities as general partners of the selling securityholder.

(7)	Henry Cox and Thomas Marshall exercise voting control and dispositive power over these securities as general partners of the selling securityholder.

(8)	Forest Investment Management, LLC acts as investment manager for the selling securityholder and is owned by Forest Partners II LP. Michael A. Boyd, through Michael A. Boyd Inc. as general partner of Forest Partners II LP, exercises voting control and dispositive power over these securities.

(9)

Douglas Fincher exercises voting control and dispositive power over these securities as managing director of the selling securityholder. The selling securityholder has informed us that it is a registered broker-dealer. As such, it is an underwriter in connection with the sale of the notes and the common stock into which the notes are convertible. The selling securityholder has informed us that it purchased the securities in the ordinary course of business, and at the time of purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(10)	CNH Partners, LLC is the investment advisor to the selling securityholder. Robert Krail, Mark Mitchell and Todd Pulvino are the principals of CNH Partners, LLC and have sole voting and dispositive power over these securities.

(11)	D.E. Shaw & Co. L.P. as either general partner of or investment advisor to the selling securityholder has voting and investment control over these securities. Julius Gaudio, Eric Wepsic and Anne Dinning, or their designees, exercise voting and investment control over these securities on D.E. Shaw & Co. L.P.’s behalf. The selling securityholder has informed us that (i) it is an affiliate of D.E. Shaw Investments, L.P., D.E. Shaw Valence, L.L.C., D.E. Shaw Securities, L.L.C. and Market Point Trading, L.L.C., registered broker-dealers, (ii) it purchased the securities in the ordinary course of business, and (iii) at the time of purchase, the selling securityholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(12)	D.E. Shaw & Co. L.P. as either general partner of or investment advisor to the selling securityholder has voting and investment control over these securities. Julius Gaudio, Eric Wepsic and Anne Dinning, or their designees, exercise voting and investment control over these securities on D.E. Shaw & Co. L.P.’s behalf. The selling securityholder has informed us that (i) it is an affiliate of D.E. Shaw Investments, L.P., D.E. Shaw Valence, L.L.C., D.E. Shaw Securities, L.L.C. and Market Point Trading, L.L.C., registered broker-dealers, (ii) it purchased the securities in the ordinary course of business, and (iii) at the time of purchase, the selling securityholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(13)	Jeffrey J. Ervine exercises voting control and dispositive power over these securities as managing director of the selling securityholder.

(14)	Forest Investment Management, LLC acts as investment manager for the selling securityholder and is owned by Forest Partners II LP. Michael A. Boyd, through Michael A. Boyd Inc. as general partner of Forest Partners II LP, exercises voting control and dispositive power over these securities. The selling securityholder has informed us that it is a registered broker-dealer. As such, it is an underwriter in connection with the sale of the notes and the common stock into which the notes are convertible. The selling securityholder has informed us that it purchased the securities in the ordinary course of business, and at the time of purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(15)	Forest Investment Management, LLC acts as investment manager for the selling securityholder and is owned by Forest Partners II LP. Michael A. Boyd, through Michael A. Boyd Inc. as general partner of Forest Partners II LP, exercises voting control and dispositive power over these securities.

(16)	Forest Investment Management, LLC acts as investment manager for the selling securityholder and is owned by Forest Partners II LP. Michael A. Boyd, through Michael A. Boyd Inc. as general partner of Forest Partners II LP, exercises voting control and dispositive power over these securities.

(17)	Forest Investment Management, LLC acts as investment manager for the selling securityholder and is owned by Forest Partners II LP. Michael A. Boyd, through Michael A. Boyd Inc. as general partner of Forest Partners II LP, exercises voting control and dispositive power over these securities.

(18)	Highbridge Capital Management is the trading advisor to the selling securityholder. Glenn Dubin and Henry Swieca are the principals of Highbridge Capital Management and exercise voting control and dispositive power over these securities. The selling securityholder has informed us that (i) it is an affiliate of Highbridge Capital Corp., a registered broker-dealer, (ii) it purchased the securities in the ordinary course of business, and (iii) at the time of purchase, the selling securityholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(19)	Tablerock Fund Management, LLC is the investment advisor to the selling securityholder. John Barton is the managing member of Tablerock Fund Management, LLC and exercises voting control and dispositive power over these securities.

(20)

The total under “Number of Shares of Common Stock Owned Prior to this Offering” includes approximately 1,181 shares of common stock issuable upon conversion of our 5 3/4% convertible notes due 2004. Luke

Edwards as Managing Director exercises voting and investment control over the securities on behalf of the selling securityholder. The selling securityholder has informed us that it is a registered broker-dealer. As such, it is an underwriter in connection with the sale of the notes and the common stock into which the notes are convertible. The selling securityholder has informed us that it purchased the securities in the ordinary course of business, and at the time of purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(21)	KD Managers LLC is the general partner of the selling securityholder. George Kellner, Steve Cohen, Jeff Fachler, Kevin McHale, Victoria Defaolo, Angelo Gudio, Glen Friedman and Walter Serafin are the general partners of KD Managers LLC and exercise voting control and dispositive power over these securities. The selling securityholder has informed us that (i) it is an affiliate of Kellner, DiLeo & Co., a registered broker-dealer, (ii) it purchased the securities in the ordinary course of business, and (iii) at the time of purchase, the selling securityholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(22)	TQA Investors LLC has sole investment control and shared voting control over these securities. Robert Butman, John Idone, George Esser, Paul Bucci and Bartholomew Tesoriero are the principals of TQA Investors LLC.

(23)	TQA Investors LLC exercises voting control and dispositive power over these securities. Robert Butman, John Idone, George Esser, Paul Bucci and Bartholomew Tesoriero are the principals of TQA Investors, LLC.

(24)	Forest Investment Management LP has sole voting control and shared investment control over the securities. Forest Investment Management LP is wholly owned by Forest Partners II, the sole general partner of which is Michael A. Boyd Inc., which is solely owned by Michael A. Boyd.

(25)	Forest Investment Management, LLC acts as investment manager for the selling securityholder and is owned by Forest Partners II LP. Michael A. Boyd, through Michael A. Boyd Inc. as general partner of Forest Partners II LP, exercises voting control and dispositive power over these securities.

(26)	Marin Capital Partners, LP is the investment advisor to the selling securityholder. John Null and J.T. Hansen are the principals of Marin Capital Partners, LP and exercise voting control and dispositive power over these securities.

(27)	Bruce Richards, Lou Hanover and Andrew Rabinowitz as the Chief Executive Officer, Chief Investment Officer and Chief Financial Officer/Chief Operating Officer of the selling securityholder, respectively, exercise voting control and dispositive power over these securities.

(28)	Maystone Partners, LLC is the investment manager for the selling securityholder. Henry Pizzutello and Mark Connors are the managing members of Maystone Partners, LLC and exercise voting control and dispositive power over these securities.

(29)	Jay T. Glassman, Scott Dillinger, Norman L. Ziegler, D. Bruce McMahan, Patricia Ransom and Ronald P. Fertig comprise the Executive Committee of the selling securityholder and exercise voting control and dispositive power over these securities. The selling securityholder has informed us that it is a registered broker-dealer. As such, it is an underwriter in connection with the sale of the notes and the common stock into which the notes are convertible. The selling securityholder has informed us that it purchased the securities in the ordinary course of business, and at the time of purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(30)	Michael Rosen and William Fentig as investment managers for the selling securityholder have voting and investment control over these securities. The selling securityholder has informed us that (i) it is an affiliate of Putnam Lovell NBF Securities Inc., a registered broker-dealer, (ii) it purchased the securities in the ordinary course of business, and (iii) at the time of purchase, the selling securityholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(31)	Silvercreek Management Inc. is the fund manager for the selling securityholder. Louise Morwick and Bryn Joynt are the shareholders of Silvercreek Management Inc. and exercise voting control and dispositive power over these securities.

(32)	Silvercreek Management Inc. is the fund manager for the selling securityholder. Louise Morwick and Bryn Joynt are the shareholders of Silvercreek Management Inc. and exercise voting control and dispositive power over these securities.

(33)	Forest Investment Management, LLC acts as investment manager for the selling securityholder and is owned by Forest Partners II LP. Michael A. Boyd, through Michael A. Boyd Inc. as general partner of Forest Partners II LP, exercises voting control and dispositive power over these securities.

(34)	Tablerock Fund Management, LLC is the investment advisor to the selling securityholder. John Barton is the managing member of Tablerock Fund Management, LLC and exercises voting control and dispositive power over these securities.

(35)	Marty Brandt and Thomas Healy are the directors of the selling securityholder and exercise voting control and dispositive power over the securities.

(36)	Silvercreek Management Inc. is the fund manager for the selling securityholder. Louise Morwick and Bryn Joynt are the shareholders of Silvercreek Management Inc. and exercise voting control and dispositive power over these securities.

(37)	Silvercreek Management Inc. is the fund manager for the selling securityholder. Louise Morwick and Bryn Joynt are the shareholders of Silvercreek Management Inc. and exercise voting control and dispositive power over these securities.

(38)	Forest Investment Management, LLC acts as investment manager for the selling securityholder and is owned by Forest Partners II LP. Michael A. Boyd, through Michael A. Boyd Inc. as general partner of Forest Partners II LP, exercises voting control and dispositive power over these securities.

(39)	TQA Investors LLC exercises voting control and dispositive power over these securities. Robert Butman, John Idone, George Esser, Paul Bucci and Bartholomew Tesoriero are the principals of TQA Investors, LLC.

(40)	Marin Capital Partners, LP is the investment advisor to the selling securityholder. John Null and J.T. Hansen are the principals of Marin Capital Partners, LP and exercise voting control and dispositive power over these securities. The selling securityholder has informed us that (i) it is an affiliate of Tiburon Fund Trading, LLC, an inactive registered broker-dealer, (ii) it purchased the securities in the ordinary course of business, and (iii) at the time of purchase, the selling securityholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(41)	Anthony Faillace and Darren Clipston exercise voting control and dispositive power over these securities.

(42)	TQA Investors LLC exercises voting control and dispositive power over these securities. Robert Butman, John Idone, George Esser, Paul Bucci and Bartholomew Tesoriero are the principals of TQA Investors, LLC.

(43)	TQA Investors LLC exercises voting control and dispositive power over these securities. Robert Butman, John Idone, George Esser, Paul Bucci and Bartholomew Tesoriero are the principals of TQA Investors, LLC.

(44)	Forest Investment Management, LLC acts as investment manager for the selling securityholder and is owned by Forest Partners II LP. Michael A. Boyd, through Michael A. Boyd Inc. as general partner of Forest Partners II LP, exercises voting control and dispositive power over these securities.

(45)	TQA Investors LLC exercises voting control and dispositive power over these securities. Robert Butman, John Idone, George Esser, Paul Bucci and Bartholomew Tesoriero are the principals of TQA Investors, LLC.

(46)	Bruce McMahan, Saul Schwartzman and John Gordon exercise voting control and dispositive power over these securities as general partners of the selling securityholder.

(47)	Alexandra Investment Management, LLC is the investment advisor to the selling securityholder. Mikhail Filimonov and Dimitri Sogoloff are the managing members of Alexandra Investment Management, LLC and exercise voting control and dispositive power over these securities.

(48)	Forest Investment Management, LLC acts as investment manager for the selling securityholder and is owned by Forest Partners II LP. Michael A. Boyd, through Michael A. Boyd Inc. as general partner of Forest Partners II LP, exercises voting control and dispositive power over these securities.

(49)	TQA Investors LLC exercises voting control and dispositive power over these securities. Robert Butman, John Idone, George Esser, Paul Bucci and Bartholomew Tesoriero are the principals of TQA Investors, LLC.

(50)	The sum of the listed principal amounts of notes beneficially owned by the selling securityholders named in the table above exceeds $85,000,000 (which would be convertible into more than 12,697,181 shares of common stock) because certain selling securityholders may have transferred their notes or otherwise reduced their position prior to selling pursuant to this prospectus, and as a result, we received beneficial ownership information from additional selling securityholders. However, the maximum principal amount of notes that may be sold under this prospectus will not exceed $85,000,000. Accordingly, the $85,000,000 and 12,697,181 totals have been retained in the table above and represent the maximum principal amount of notes and maximum number of shares of common stock that could be sold hereunder. Information about additional selling securityholders will be set forth in post-effective amendments to this prospectus before those securityholders make any offers or sales pursuant to this prospectus. We have assumed that any other selling securityholders, or any non-sale future transferee, pledge, donee or successor of any such other selling securityholders, do not beneficially own any shares of our common stock other than the shares of common stock issuable upon conversion of the notes.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The table below itemizes the expenses payable by the Registrant in connection with the registration and issuance of the securities being registered hereunder, other than underwriting discounts and commissions. All amounts except the Securities and Exchange Commission registration fee are estimated.

Securities and Exchange Commission Registration Fee	$9,493
Printing and Duplicating Expenses	50,000
Accountants’ Fees and Expenses	60,000
Legal Fees and Expenses	130,000
Miscellaneous	2,000

Total	$251,493

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Georgia Business Corporation Code permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provision shall eliminate or limit the liability of a director: (i) for an appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for unlawful corporate distributions; or (iv) for any transaction from which the director received an improper personal benefit. This provision related only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under Georgia corporate law (and not for violation of other laws, such as the federal securities laws). The Company’s Articles of Incorporation, as amended, exonerate the Company’s directors from monetary liability to the extent described above.

In addition to such rights as may be provided by law, the Company’s Bylaws provide broad indemnification rights to the Company’s directors and such officers, employees and agents as may be selected by such directors, with respect to various civil and criminal liabilities and losses which may be incurred by such director, officer, agent or employee pursuant to any pending or threatened litigation or other proceedings, except that such indemnification does not apply in the same situations described above with respect to the exculpation from liability of the Company’s directors. The Company is also obligated to reimburse such directors and other parties for expenses, including legal fees, court costs and expert witness fees, incurred by such person in defending against any such liabilities and losses, as long as such person in good faith believes that he or she acted in accordance with the applicable standard of conduct with respect to the underlying accusations giving rise to such liabilities or losses and agrees to repay to the Company any advances made under the Bylaws. Any amendment or other modification to the Bylaws which limits or otherwise adversely affects the rights to indemnification currently provided therein shall apply only to proceedings based upon actions and events occurring after such amendment and delivery of notice thereof to the indemnified parties. Such amendments can only be made upon the affirmative vote of (i) the holders of at least 75% of the shares entitled to vote to alter, amend or repeal the provisions of the Bylaws or (ii) a majority of the Board of Directors present at the meeting at which the votes are taken.

The Company has entered into separate indemnification agreements with each of its directors and certain of its officers and employees, whereby the Company agreed, among other things, to provide for indemnification and advancement of expenses in a manner and subject to terms and conditions similar to those set forth in the Bylaws. These agreements may not be abrogated by action of the shareholders. In addition, the Company maintains an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, certain claims made against the directors and officers of the Company in their capacities as directors and officers.

The Company believes that the above protections are necessary in order to attract and retain qualified persons as directors and officers.

ITEM 16.	EXHIBITS.

Exhibit Number	Description

4.1	Articles of Incorporation of Premiere Technologies, Inc., as amended, (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

4.2	Articles of Amendment of Articles of Incorporation of Premiere Technologies, Inc. (changing the name of the Registrant to PTEK Holdings, Inc.) (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.3	Amended and Restated Bylaws of Premiere Technologies, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Amended Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2001).

4.4	Amendment No. 6 to Amended and Restated Bylaws of PTEK Holdings, Inc. (incorporated by reference to Exhibit 3.3(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).

4.5	Amendment No. 7 to Amended and Restated Bylaws of PTEK Holdings, Inc. (incorporated by reference to Exhibit 3.3(b) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002).

4.6	Amendment No. 8 to Amended and Restated Bylaws of PTEK Holdings, Inc. (incorporated by reference to Exhibit 3.3(c) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002).

4.7	Shareholder Protection Rights Agreement dated June 23, 1998 between the Registrant and SunTrust Bank, Atlanta, as Rights Agent (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K dated June 23, 1998 and filed on June 26, 1998).

4.8	Registration Rights Agreement, dated August 12, 2003, by and among the Registrant, CIBC World Markets Corp. and UBS Securities LLC (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated August 21, 2003).

4.9	Indenture, dated August 12, 2003, by and between the Registrant and SunTrust Bank, as Trustee (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K dated August 21, 2003).

4.10	Form of 5% Convertible Subordinated Note due 2008 (incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K dated August 21, 2003).

5.1	Opinion of Alston & Bird LLP regarding the legality of the securities (previously provided with Amendment No. 1 to the Registrant’s registration statement on Form S-3/A filed on December 23, 2003).

12.1	Statement Regarding Computation of Ratios (previously provided with Amendment No. 1 to the Registrant’s registration statement on Form S-3/A filed on December 23, 2003).

23.1	Consent of Deloitte & Touche LLP (previously provided with Post-Effective Amendment No. 1 to the Registrant’s registration statement on Form S-3 filed on April 22, 2004).

23.2	Consent of PricewaterhouseCoopers LLP (previously provided with Post-Effective Amendment No. 1 to the Registrant’s registration statement on Form S-3 filed on April 22, 2004).

23.3	Consent of Alston & Bird LLP (previously provided with Amendment No. 1 to the Registrant’s registration statement on Form S-3/A filed on December 23, 2003).

24.1	Powers of Attorney (previously provided with the Registrant’s registration statement on Form S-3 filed on September 24, 2003).

25.1	Statement of Eligibility of Trustee (previously provided with the Registrant’s registration statement on Form S-3 filed on September 24, 2003).

Exhibit Number	Description

99.1	Purchase Agreement, dated August 8, 2003, by and among the Registrant, CIBC World Markets Corp. and UBS Securities LLC (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K dated August 21, 2003).

ITEM 17.	UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the Effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on June 14, 2004.

PTEK HOLDINGS, INC.

By:	/s/ BOLAND T. JONES
Boland T. Jones Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of June 14, 2004.

Signatures	Title

* Boland T. Jones	Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)

/s/ MICHAEL E. HAVENER Michael E. Havener	Chief Financial Officer (principal financial and accounting officer)

* Jeffrey A. Allred	President, Chief Operating Officer and Director

* Raymond H. Pirtle, Jr.	Director

* Jeffrey T. Arnold	Director

* Jeffrey M. Cunningham	Director

* J. Walker Smith, Jr.	Director

John R. Harris	Director

Wilkie S. Colyer	Director

*By:	/s/ BOLAND T. JONES
Boland T. Jones Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Incorporation of Premiere Technologies, Inc., as amended, (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

4.2	Articles of Amendment of Articles of Incorporation of Premiere Technologies, Inc. (changing the name of the Registrant to PTEK Holdings, Inc.) (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.3	Amended and Restated Bylaws of Premiere Technologies, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Amended Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2001).

4.4	Amendment No. 6 to Amended and Restated Bylaws of PTEK Holdings, Inc. (incorporated by reference to Exhibit 3.3(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).

4.5	Amendment No. 7 to Amended and Restated Bylaws of PTEK Holdings, Inc. (incorporated by reference to Exhibit 3.3(b) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002).

4.6	Amendment No. 8 to Amended and Restated Bylaws of PTEK Holdings, Inc. (incorporated by reference to Exhibit 3.3(c) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002).

4.7	Shareholder Protection Rights Agreement dated June 23, 1998 between the Registrant and SunTrust Bank, Atlanta, as Rights Agent (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K dated June 23, 1998 and filed on June 26, 1998).

4.8	Registration Rights Agreement, dated August 12, 2003, by and among the Registrant, CIBC World Markets Corp. and UBS Securities LLC (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated August 21, 2003).

4.9	Indenture, dated August 12, 2003, by and between the Registrant and SunTrust Bank, as Trustee (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K dated August 21, 2003).

4.10	Form of 5% Convertible Subordinated Note due 2008 (incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K dated August 21, 2003).

5.1	Opinion of Alston & Bird LLP regarding the legality of the securities (previously provided with Amendment No. 1 to the Registrant’s registration statement on Form S-3/A filed on December 23, 2003).

12.1	Statement Regarding Computation of Ratios (previously provided with Amendment No. 1 to the Registrant’s registration statement on Form S-3/A filed on December 23, 2003).

23.1	Consent of Deloitte & Touche LLP (previously provided with Post-Effective Amendment No. 1 to the Registrant’s registration statement on Form S-3 filed on April 22, 2004).

23.2	Consent of PricewaterhouseCoopers LLP (previously provided with Post-Effective Amendment No. 1 to the Registrant’s registration statement on Form S-3 filed on April 22, 2004).

23.3	Consent of Alston & Bird LLP (previously provided with Amendment No. 1 to the Registrant’s registration statement on Form S-3/A filed on December 23, 2003).

24.1	Powers of Attorney (previously filed with the Registrant’s registration statement on Form S-3 dated September 24, 2003).

25.1	Statement of Eligibility of Trustee (previously filed with the Registrant’s registration statement on Form S-3 dated September 24, 2003).

Exhibit Number	Description

99.1	Purchase Agreement, dated August 8, 2003, by and among the Registrant, CIBC World Markets Corp. and UBS Securities LLC (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K dated August 21, 2003).